Exhibit 10.58

Delivery Order DTFA01-02-C-23003

Contract DTFA01-02-C-00023

Modification/Revision 1

DELIVERY ORDER DO#3

Under Contract No. DTFA01-02-C-00023

The purpose of this modification is to apply the Defense Priority and Allocation Rating to item number 7 of the delivery order.

1.                                       7.  Defense Priority and Allocation Requirement is hereby deleted and replaced by:

7.                                                               Defense Priority and Allocation Requirement

The Transportation Security Administration, U.S. Department of Transportation (TSA/DOT) is authorized to use the DO-H8 priority rating in accordance with the provisions of the Defense Priorities and Allocations System (DPAS) regulation (15 C.F.R. § 700, et seq.) on its contracts and orders placed with U.S. contractors and suppliers, including InVision Technologies, Inc. to support the acquisition of Explosive Detection Systems (EDS) machines, including applicable spare parts and service subcontracts, for the TSA/DOT Transportation Threat Protection Program (TTPP).  The TTPP is approved as a national defense program as defined in the Defense Production Act (DPA) of 1950, as amended (50 U.S.C. App. § 2152(13)).

This Rating Authorization is granted under the authority of Section 101(a) of the DPA of 1950, as amended (50 U.S.C App. § 2071, et seq,) and the DPAS, and with the concurrence of the Federal Emergency Management Agency (FEMA).  Except as needed to support the procurement of applicable spare parts and maintenance and repair services, this Rating Authorization will terminate upon delivery of all the EDS machines required by TSA/DOT to satisfy machine requirements under the Aviation and Transportation Security Act of 2001 (Pub. L. No. 107-71, 155 Stat. 597 (2001)).

DO-H8 priority rating hereby applies to this delivery order.  The Contractor shall follow all requirements of the DPAS regulation (15 C.F.R. § 700, et seq.) during the conduct of this delivery order.

2.                                       Except as provided herein, all other terms and conditions remain unchanged.

END OF DELIVERY ORDER